Exhibit 32.1

SECTION 1350 CERTIFICATIONS

       In connection with the Quarterly Report of Champions Biotechnology, Inc. (the “Company”) on Form 10-Q for the period ending July 31, 2008 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: September 15, 2008	/s/ Douglas D. Burkett
Douglas D. Burkett
Principal Executive Officer

/s/ Durwood C. Settles
Durwood C. Settles
Acting Chief Financial Officer